Exhibit 11(a)

                         ARTHUR ANDERSEN LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 11, 1996, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Investment Trust (comprising the Stein Roe Growth & Income Fund, Stein Roe Balanced Fund, Stein Roe Growth Stock Fund, Stein Roe International Fund, Stein Roe Special Fund, Stein Roe Capital Opportunities Fund and Stein Roe Special Venture
Fund).



ARTHUR ANDERSEN LLP


Chicago, Illinois
June 6, 1997

                         ARTHUR ANDERSEN LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated October 31, 1996, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Investment Trust (comprising the Stein Roe Young Investor Fund).


ARTHUR ANDERSEN LLP


Chicago, Illinois
June 6, 1997